Exhibit 99.1

RRD ANNOUNCES COMMENCEMENT OF EXCHANGE OFFERS AND CONSENT SOLICITATIONS FOR CERTAIN OF ITS OUTSTANDING DEBT SECURITIES

Chicago, May 19, 2020 — R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today announced that it has commenced offers to exchange (the “Exchange Offers”) up to $300 million aggregate principal amount of newly issued 8.250% senior notes maturing on July 1, 2027 (the “New Notes”) for outstanding notes of the series listed in the table below (together, the “Old Notes”).

A Registration Statement on Form S-4, including a prospectus and consent solicitation statement (the “Prospectus”), which is subject to change, relating to the issuance of the New Notes has been filed with the Securities and Exchange Commission (the “SEC”) (the “Registration Statement”), but has not yet become effective. The New Notes may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. If and when issued, the New Notes will be registered under the Securities Act of 1933, as amended.

The Exchange Offers are being made upon the terms and subject to the conditions set forth in the Prospectus. The following table sets forth the consideration to be offered to holders of each series of Old Notes in the Exchange Offers:

				Principal Amount of New Notes per $1,000 Principal Amount of Old Notes Tendered
Title of Old Notes to be Tendered	CUSIP Number / ISIN	Outstanding Principal Amount	Acceptance Priority Level	Consideration prior to the Early Tender Time	Consideration after the Early Tender Time
8.875% Debentures due April 15, 2021	257867AC5 / US257867AC53	$58,915,000	1	$1,050.00	$1,030.00
7.875% Senior Notes due March 15, 2021	74978DAA2 / US74978DAA28	$110,848,000	2	$1,050.00	$1,030.00
7.000% Senior Notes due February 15, 2022	257867AZ4 / US257867AZ49	$133,399,000	3	$1,062.50	$1,042.50
6.500% Senior Notes due November 15, 2023	257867BA8 / US257867BA88	$236,595,000	4	$990.00	$970.00
6.000% Senior Notes due April 1, 2024	257867BB6 / US257867BB61	$100,843,000	5	$950.00	$930.00

Pursuant to the Exchange Offers and subject to the proration terms described below, in exchange for each $1,000 principal amount of Old Notes and integral multiples in excess thereof validly tendered (and not validly withdrawn) at any time (i) at or prior to 5:00 p.m., New York City time, on June 2, 2020 (as such time and date may be extended, the “Early Tender Time”) and accepted by the Company, participating holders of Old Notes will receive the consideration (the “Early Tender Consideration”) listed in the above table under the column heading “Consideration prior to the Early Tender Time” and (ii) after the Early Tender Time but at any time at or prior to 11:59 p.m., New York City time, on June 16, 2020, unless extended or earlier terminated (the “Expiration Time”), and accepted by the Company, participating holders will receive the consideration (the “Exchange Consideration”) listed in the above table under the column heading “Consideration after the Early Tender Time.” In addition to the Early Tender Consideration or the Exchange Consideration, as applicable, holders of Old Notes will receive, in cash, accrued and unpaid interest, if any, on their accepted Old Notes up to, but not including, June 18, 2020 (the “Settlement Date”).

Tenders of Old Notes may be withdrawn and Consents (as defined below) may be revoked at any time at or prior to 5:00 p.m., New York City time, on June 2, 2020, but not thereafter, subject to limited exceptions and unless as otherwise required by applicable law, unless such time is extended (as such time and date may be extended, the “Withdrawal Deadline”).

Subject to the proration terms described in the Prospectus, the amounts of each series of Old Notes that are accepted on the Settlement Date will be determined in accordance with the acceptance priority levels set forth in the table above (the “Acceptance Priority Levels”), with Acceptance Priority Level 1 being the highest Acceptance Priority Level and Acceptance Priority Level 5 being the lowest Acceptance Priority Level. The “Maximum Exchange Amount” of New Notes that the Company will issue in the Exchange Offers equals $300 million aggregate principal amount of New Notes, subject to increase by the Company.

In conjunction with the Exchange Offers, the Company is soliciting consents (the “Consent Solicitations”) from holders of each series of Old Notes (“Consents”) to certain proposed amendments to each indenture governing the Old Notes (the “Old Notes Indentures”) to eliminate substantially all of the restrictive covenants, modify covenants regarding mergers and consolidations, eliminate certain events of default, and modify or eliminate certain other provisions contained therein (the “Proposed Amendments”). Holders of Old Notes may not tender Old Notes without delivering the related Consents, and holders of Old Notes may not deliver Consents without tendering the related Old Notes.

To adopt the Proposed Amendments related to a series of Old Notes, the Company must receive Consents from holders representing a majority of the outstanding principal amount of such series of Old Notes (the “Requisite Consents”). If the Requisite Consents are delivered with respect to any series of Old Notes, a Supplemental Indenture will be executed promptly following the receipt of the Requisite Consents, but in no event prior to the later of the Early Tender Time and the Withdrawal Deadline, to give effect to the Proposed Amendments. The Proposed Amendments will become operative, with respect to Old Notes for which Requisite Consents have been delivered and not validly withdrawn, immediately prior to the acceptance of such Old Notes pursuant to the applicable Exchange Offer.

In the event that the Requisite Consents for a series of Old Notes are received and not validly revoked but the Old Notes of such series tendered in the applicable Exchange Offer are subject to proration, the Proposed Amendments with respect to such series of Old Notes will not become operative despite the Company accepting the Old Notes of such series in the applicable Exchange Offer.

RRD will pay a soliciting broker fee equal to $2.50 for each $1,000 principal amount of Old Notes validly tendered for exchange and not validly withdrawn under the Exchange Offers to retail brokers that are appropriately designated by their clients to receive this fee.

RRD has entered into an agreement with the largest holder of its outstanding senior notes pursuant to which such holder and certain of its affiliates (collectively, the “Supporting Holder”) have agreed to tender (and not withdraw) in the Exchange Offers and provide their consent to the Consent Solicitations with respect to all of the Supporting Holder’s approximately $106.0 million principal amount of Old Notes (the “Supporting Holder Notes”). Our ability to accept the Supporting Holder’s tender is subject to the satisfaction of the Minimum Tender Condition (as defined below).

The Exchange Offers are conditioned upon, among other things, the valid tender of a sufficient aggregate principal amount of Old Notes (including the Supporting Holder Notes) such that at least $140 million aggregate principal amount of New Notes would be issued by the Company upon consummation of the Exchange Offers (the “Minimum Tender Condition”). In addition, the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, may be amended, extended, terminated or withdrawn for any reason, including based on the acceptance rate and outcome of the Exchange Offers or failure to satisfy any condition to the Exchange Offers. The Exchange Offers are not conditioned upon receiving Requisite Consents from holders of any series of the Old Notes.

Subject to certain conditions, we have agreed, among other things, (i) not to waive the Minimum Tender Condition without the consent of the Supporting Holder (but no such consent is required to otherwise terminate, withdraw, amend or extend any Exchange Offer or Consent Solicitation) and (ii) to increase the Maximum Exchange Amount to the extent necessary such that all of the Supporting Holder Notes would be accepted for exchange.

Old Notes may not be withdrawn from the Exchange Offers and the related Consents may not be revoked from the Consent Solicitations after the Withdrawal Deadline, unless otherwise required by applicable law.

The completion of the Exchange Offers is subject to, and conditional upon, the satisfaction or waiver of certain conditions, including, among other things, (i) the Registration Statement having been declared effective by the SEC on or prior to the Expiration Time and remaining effective on the Settlement Date and (ii) the absence of any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Notes.

Copies of the Prospectus pursuant to which the Exchange Offers are being made may be obtained from Global Bondholder Services Corporation, the information agent and exchange agent for the Exchange Offers, at 866-470-3900 (for information U.S. Toll-free) or at 212-430-3774 (information for brokers). Questions regarding the terms and conditions of the Exchange Offers and Consent Solicitations should be directed to the dealer manager, BofA Securities, at 980.388.3646 or debt_advisory@bofa.com.

The Exchange Offers are made only by and pursuant to the terms and subject to the conditions set forth in the Prospectus, which forms a part of the Registration Statement after it is declared effective by the SEC, and the information in this news release is qualified by reference to such Prospectus and the Registration Statement.

Holders of the Old Notes are urged to carefully read the Prospectus before making any decision with respect to the Exchange Offers and Consent Solicitations. None of the Company, the dealer manager, the trustee with respect to any series of Old Notes, the trustee with respect to the New Notes, the information agent and exchange agent for the Exchange Offers or any affiliate of any of them makes any recommendation as to whether holders of the Old Notes should exchange their Old Notes for New Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation.

Holders of the Old Notes must make their own decision as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender.

This news release does not constitute an offer or a solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful.

In order to participate in any Exchange Offer, holders of the Old Notes located or resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Certification Form, which may be obtained from Global Bondholder Services Corporation, to confirm they satisfy applicable Canadian eligibility requirements and to provide certain additional information. Any holder of the Old Notes located in any Member State of the European Economic Area or in the United Kingdom that is a retail investor will not be able to participate in the Exchange Offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of the EU Directive on Markets in Financial Instruments (2014/65/EU) (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article (4)(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With more than 50,000 clients and 36,400 employees across 29 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RRD’s filings with the SEC. RRD disclaims any obligation to update or revise any forward-looking statements.

Investor Contact

Johan Nystedt, Senior Vice President, Finance

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

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